Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS FULL YEAR DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $4.61 ($5.93 ON AN ADJUSTED BASIS); PROVIDES 2020 GUIDANCE

DOWNERS GROVE, Ill., January 30, 2020 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2019.

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions, except per share data)	2019	2018	% Change	2019	2018	% Change
U.S. GAAP from continuing operations
Revenue	$1,776	$1,809	(1.8)%	$7,136	$6,992	2.1%
Earnings	168	158	6.4%	678	591	14.7%
Diluted EPS	1.15	1.07	7.5%	4.61	3.89	18.5%

Non-GAAP from continuing operations
Organic revenue growth			(1.1)%			3.8%
Adjusted earnings [1]	226	211	7.0%	872	756	15.4%
Adjusted diluted EPS	1.54	1.43	7.7%	5.93	4.97	19.3%

1 For the three months ended December 31, 2019 and 2018, adjusted earnings excluded after tax acquisition-related amortization costs of $25.1 million and $26.3 million, respectively, and rightsizing and other costs of $14.2 million and $29.6 million, respectively. In addition, the three months ended December 31, 2019, also excluded a $18.4 million loss on extinguishment of debt, and the three months ended December 31, 2018 excluded a $2.8 million net benefit from the Tax Cuts & Jobs Act.
For the full years ended December 31, 2019 and December 31, 2018, adjusted earnings excluded after tax acquisition-related amortization costs of $103.6 million and $109.3 million, respectively, and rightsizing and other costs of $25.4 million and $58.3 million, respectively. In addition, full year 2019 excluded a $46.9 million non-cash after-tax loss on assets held for sale related to Finder, as well as a $18.4 million loss on extinguishment of debt. Full year 2018 excluded a $2.8 million net benefit from the Tax Cuts & Jobs Act.

For the quarter ended December 31, 2019, Dover generated revenue of $1.8 billion, a decline of 2% (-1% organic) compared to the fourth quarter of the prior year. GAAP earnings from continuing operations of $168 million increased 6%, and GAAP diluted EPS of $1.15 was up 7%. On an adjusted basis, earnings from continuing operations of $226 million grew 7%, and adjusted diluted EPS of $1.54 was up 8% versus the comparable quarter of the prior year.

For the full year ended December 31, 2019, Dover generated revenue of $7.1 billion, up 2% (+4% organic) compared to the prior year. GAAP earnings from continuing operations of $678 million increased by 15%, and GAAP diluted EPS of $4.61 was up 19%. On an adjusted basis, earnings from continuing operations of $872 million grew 15%, and adjusted diluted EPS of $5.93 was up 19% versus the prior year.

A full reconciliation between GAAP and adjusted measures is included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover delivered solid results in the fourth quarter. As expected, revenue declined slightly as we faced a difficult comparable from the fourth quarter of 2018. Segment EBIT margin continued to expand year-over-year, consistent with prior quarters as our margin improvement and operational efficiency programs continue to deliver tangible results.

“During the fourth quarter, our Fueling Solutions segment grew despite a challenging comparable quarter in 2018, driven by strong global demand, most notably in North America on a pickup in EMV compliance activity. Solid growth in Engineered Products was driven by healthy activity in both the waste handling equipment and software business and aftermarket vehicle services.

“The Imaging & Identification segment declined slightly in the quarter, a result of continued slower marking & coding activity in Asia, as well as slower activity in the digital textile printing business. The Pumps & Process Solutions segment posted a revenue decline, primarily due to comparable calendarization in our plastics processing business as well as slower demand in our pumps and precision components businesses as a result of channel inventory drawdowns. The segment’s biopharma business continued its double-digit growth trajectory. Finally, Refrigeration & Food Equipment segment had a slower quarter due to continued softness in new food retail store builds negatively impacting our systems volumes, partially offset by continued strength in core food retail case products and return to growth in our beverage can making and heat exchangers businesses.

“Overall, Dover delivered strong results for the full year 2019 despite an uncertain economic backdrop. Revenue growth was healthy across a majority of the portfolio and our businesses converted it well into earnings. Our strong operational execution delivered a significant increase in comparable cash flow and was complemented by value-creating and disciplined capital allocation, including large capital projects focused on growth and productivity, several attractive bolt-on acquisitions, and opportunistic share repurchases.

“As we enter 2020, most markets remain constructive. Order backlog is up year-over-year in four out of five segments, we are progressing well on multiple in-flight cost and productivity initiatives, and our M&A pipeline remains active. We are well-positioned to deliver top-line growth, margin expansion and solid EPS accretion in 2020, as outlined in our September investor meeting. Our strategy remains unchanged for 2020: drive value-creation through sustained growth, continued profitability improvement, strong cash flow and smart organic and inorganic capital deployment.”

FULL YEAR 2020 GUIDANCE:

In 2020, Dover expects to generate GAAP EPS in the range of $5.48 to $5.68 (adjusted EPS of $6.20 to $6.40), based on full year revenue growth of 2% to 3%. A full reconciliation between forecasted GAAP and forecasted adjusted measures is included as an exhibit herein.

SUBSEQUENT EVENTS:

On January 24, 2020, Dover closed the previously-announced acquisition of Systech International, a leading provider of traceability and brand-protection software solutions to global pharmaceutical and FMCG manufacturers. The transaction is expected to deliver accretive first year adjusted EPS.

On January 24, 2020, Dover signed an agreement to acquire Soft-Pak, Incorporated, a provider of software solutions for waste handling fleets. The transaction is expected to close in Q1 2020.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2019 results and 2020 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, January 30, 2020. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter and full year results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer with annual revenue of over $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 24,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2019

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue	$1,775,589	$1,808,950	$7,136,397	$6,992,118
Cost of goods and services	1,124,274	1,163,979	4,515,459	4,432,562
Gross profit	651,315	644,971	2,620,938	2,559,556
Selling, general, and administrative expenses	403,223	426,198	1,599,098	1,716,444
Loss on assets held for sale	—	—	46,946	—
Operating earnings	248,092	218,773	974,894	843,112
Interest expense	30,846	32,015	125,818	130,972
Interest income	(1,428)	(2,201)	(4,526)	(8,881)
Loss on extinguishment of debt	23,543	—	23,543	—
Other (income) loss, net	(1,891)	2,284	(12,950)	(4,357)
Earnings before provision for income taxes	197,022	186,675	843,009	725,378
Provision for income taxes	28,900	28,700	165,091	134,233
Earnings from continuing operations	168,122	157,975	677,918	591,145
Loss from discontinued operations, net	—	(16,406)	—	(20,878)
Net earnings	$168,122	$141,569	$677,918	$570,267

Basic earnings (loss) per share*:
Earnings from continuing operations	$1.16	$1.08	$4.67	$3.94
Loss from discontinued operations, net	—	(0.11)	—	(0.14)
Net earnings	$1.16	$0.97	$4.67	$3.80

Weighted average shares outstanding	144,966	146,007	145,198	149,874
Diluted earnings (loss) per common share*:
Earnings from continuing operations	$1.15	$1.07	$4.61	$3.89
Loss from discontinued operations, net	—	(0.11)	—	(0.14)
Net earnings	$1.15	$0.96	$4.61	$3.75

Weighted average shares outstanding	146,790	147,940	146,992	152,133

Dividends paid per common share	$0.49	$0.48	$1.94	$1.90

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
REVENUE
Engineered Products	$418,851	$429,928	$426,689	$422,089	$1,697,557	$402,980	$416,552	$401,243	$412,372	$1,633,147
Fueling Solutions	373,050	390,586	411,769	444,772	1,620,177	319,304	363,355	367,617	415,314	1,465,590
Imaging & Identification	268,354	266,588	275,109	274,420	1,084,471	268,654	286,458	270,299	284,432	1,109,843
Pumps & Process Solutions	330,219	338,924	341,337	328,048	1,338,528	308,840	330,337	322,506	370,210	1,331,893
Refrigeration & Food Equipment	334,643	385,474	370,335	306,165	1,396,617	338,235	401,766	386,214	326,878	1,453,093
Intra-segment eliminations	(360)	(794)	106	95	(953)	(342)	(374)	(476)	(256)	(1,448)
Total consolidated revenue	$1,724,757	$1,810,706	$1,825,345	$1,775,589	$7,136,397	$1,637,671	$1,798,094	$1,747,403	$1,808,950	$6,992,118

NET EARNINGS
Segment Earnings:
Engineered Products	$67,119	$77,129	$74,367	$73,233	$291,848	$59,363	$67,331	$64,570	$61,104	$252,368
Fueling Solutions	37,230	52,637	68,069	73,937	231,873	22,709	35,342	40,615	53,589	152,255
Imaging & Identification	55,955	54,641	61,655	57,233	229,484	42,703	59,318	44,144	52,737	198,902
Pumps & Process Solutions [1]	14,991	76,278	77,433	71,379	240,081	44,639	57,686	60,592	74,632	237,549
Refrigeration & Food Equipment	24,807	44,375	35,211	14,439	118,832	29,182	51,372	42,434	13,131	136,119
Total segment earnings (EBIT)	200,102	305,060	316,735	290,221	1,112,118	198,596	271,049	252,355	255,193	977,193
Corporate expense / other [2]	30,866	24,512	28,658	63,781	147,817	30,763	30,050	30,207	38,704	129,724
Interest expense	31,808	31,754	31,410	30,846	125,818	35,640	32,125	31,192	32,015	130,972
Interest income	(890)	(945)	(1,263)	(1,428)	(4,526)	(2,057)	(2,563)	(2,060)	(2,201)	(8,881)
Earnings before provision for income taxes	138,318	249,739	257,930	197,022	843,009	134,250	211,437	193,016	186,675	725,378
Provision for income taxes	32,613	51,654	51,924	28,900	165,091	24,841	44,981	35,711	28,700	134,233
Earnings from continuing operations	105,705	198,085	206,006	168,122	677,918	109,409	166,456	157,305	157,975	591,145
Earnings (loss) from discontinued operations, net	—	—	—	—	—	22,025	(26,497)	—	(16,406)	(20,878)
Net earnings	$105,705	$198,085	$206,006	$168,122	$677,918	$131,434	$139,959	$157,305	$141,569	$570,267

SEGMENT MARGIN
Engineered Products	16.0%	17.9%	17.4%	17.4%	17.2%	14.7%	16.2%	16.1%	14.8%	15.5%
Fueling Solutions	10.0%	13.5%	16.5%	16.6%	14.3%	7.1%	9.7%	11.0%	12.9%	10.4%
Imaging & Identification	20.9%	20.5%	22.4%	20.9%	21.2%	15.9%	20.7%	16.3%	18.5%	17.9%
Pumps & Process Solutions [1]	4.5%	22.5%	22.7%	21.8%	17.9%	14.5%	17.5%	18.8%	20.2%	17.8%
Refrigeration & Food Equipment	7.4%	11.5%	9.5%	4.7%	8.5%	8.6%	12.8%	11.0%	4.0%	9.4%
Total segment operating margin	11.6%	16.8%	17.4%	16.3%	15.6%	12.1%	15.1%	14.4%	14.1%	14.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$10,359	$10,452	$10,095	$10,126	$41,032	$11,443	$11,286	$10,528	$11,739	$44,996
Fueling Solutions	17,879	18,945	18,744	19,477	75,045	17,017	17,241	16,877	17,328	68,463
Imaging & Identification	7,435	7,413	7,360	8,322	30,530	7,797	7,916	7,675	7,494	30,882
Pumps & Process Solutions [1]	17,548	16,201	16,018	17,817	67,584	17,431	17,741	18,078	18,732	71,982
Refrigeration & Food Equipment	13,011	12,777	13,047	12,525	51,360	13,579	13,524	13,533	19,841	60,477
Corporate	1,506	1,981	1,523	1,726	6,736	1,358	1,595	1,399	1,428	5,780
Total depreciation and amortization expense	$67,738	$67,769	$66,787	$69,993	$272,287	$68,625	$69,303	$68,090	$76,562	$282,580

1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder Pompe S.r.l. ("Finder").
2 Q4 and FY 2019 include a $23,543 loss on early extinguishment of debt.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018

Basic earnings (loss) per common share:
Continuing operations	$0.73	$1.36	$1.42	$1.16	$4.67	$0.71	$1.10	$1.07	$1.08	$3.94
Discontinued operations	—	—	—	—	—	0.14	(0.17)	—	(0.11)	(0.14)
Net earnings	$0.73	$1.36	$1.42	$1.16	$4.67	$0.85	$0.92	$1.07	$0.97	$3.80

Diluted earnings (loss) per common share:
Continuing operations	$0.72	$1.35	$1.40	$1.15	$4.61	$0.70	$1.08	$1.05	$1.07	$3.89
Discontinued operations	—	—	—	—	—	0.14	(0.17)	—	(0.11)	(0.14)
Net earnings	$0.72	$1.35	$1.40	$1.15	$4.61	$0.84	$0.91	$1.05	$0.96	$3.75

Net earnings (loss) and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings (loss):
Continuing operations	$105,705	$198,085	$206,006	$168,122	$677,918	$109,409	$166,456	$157,305	$157,975	$591,145
Discontinued operations	—	—	—	—	—	22,025	(26,497)	—	(16,406)	(20,878)
Net earnings	$105,705	$198,085	$206,006	$168,122	$677,918	$131,434	$139,959	$157,305	$141,569	$570,267

Weighted average shares outstanding:
Basic	145,087	145,366	145,372	144,966	145,198	154,520	151,744	147,344	146,007	149,874
Diluted	146,911	147,179	147,051	146,790	146,992	157,090	153,938	149,457	147,940	152,133

* Per share data may be impacted by rounding.

DOVER CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$397,253	$396,221
Receivables, net of allowances	1,217,190	1,231,859
Inventories, net	806,141	748,796
Prepaid and other current assets	127,846	126,878
Property, plant and equipment, net	842,318	806,497
Goodwill	3,783,347	3,677,328
Intangible assets, net	1,055,014	1,134,256
Other assets and deferred charges	440,368	243,936
Total assets	$8,669,477	$8,365,771

Liabilities and Stockholders' Equity:
Notes payable	$84,700	$220,318
Payables and accrued expenses	1,665,191	1,607,103
Deferred taxes and other non-current liabilities	901,210	826,024
Long-term debt	2,985,716	2,943,660
Stockholders' equity	3,032,660	2,768,666
Total liabilities and stockholders' equity	$8,669,477	$8,365,771

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2019	2018
Operating activities:
Net earnings	$677,918	$570,267
Loss from discontinued operations, net	—	20,878
Loss on assets held for sale	46,946	—
Loss on extinguishment of debt	23,543	—
Depreciation and amortization	272,287	282,580
Stock-based compensation	29,702	23,698
Contributions to employee benefit plans	(21,436)	(25,933)
Net change in assets and liabilities	(83,654)	(82,297)
Net cash provided by operating activities	945,306	789,193

Investing activities:
Additions to property, plant and equipment	(186,804)	(170,994)
Acquisitions (net of cash and cash equivalents acquired)	(215,687)	(68,557)
Proceeds from the sale of property, plant and equipment	4,168	5,908
Proceeds from the sale of businesses	24,218	3,937
Other	(10,150)	(15,774)
Net cash used in investing activities	(384,255)	(245,480)

Financing activities:
Cash received from Apergy, net of cash distributed	—	689,643
Change in commercial paper and notes payable, net	(135,650)	(10,722)
Net increase (decrease) in long-term debt	42,357	(350,000)
Dividends to stockholders	(282,197)	(283,570)
Purchase of common stock	(143,280)	(894,977)
Payments to settle employee tax obligations on exercise	(37,370)	(46,254)
Other	(1,902)	(1,958)
Net cash used in financing activities	(558,042)	(897,838)

Net cash used in discontinued operations	—	(14,263)

Effect of exchange rate changes on cash	(1,977)	10,645

Net (decrease) increase in cash and cash equivalents	1,032	(357,743)
Cash and cash equivalents at beginning of period	396,221	753,964
Cash and cash equivalents at end of period	$397,253	$396,221

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
Adjusted earnings:
Earnings from continuing operations	$105,705	$198,085	$206,006	$168,122	$677,918	$109,409	$166,456	$157,305	$157,975	$591,145
Acquisition-related amortization, pre-tax [1]	35,635	34,997	34,244	33,460	138,336	38,150	38,072	34,997	35,078	146,297
Acquisition-related amortization, tax impact [2]	(8,964)	(8,777)	(8,624)	(8,403)	(34,768)	(9,716)	(9,683)	(8,785)	(8,817)	(37,001)
Rightsizing and other costs, pre-tax [3]	3,963	6,457	3,807	17,926	32,153	4,371	6,808	24,201	37,448	72,828
Rightsizing and other costs, tax impact [2]	(861)	(1,377)	(806)	(3,745)	(6,789)	(797)	(1,448)	(4,477)	(7,809)	(14,531)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	23,543	23,543	—	—	—	—	—
Loss on extinguishment of debt, tax impact [2]	—	—	—	(5,163)	(5,163)	—	—	—	—	—
Loss on assets held for sale [5]	46,946	—	—	—	46,946	—	—	—	—	—
Tax Cuts and Jobs Act [6]	—	—	—	—	—	—	—	—	(2,832)	(2,832)
Adjusted earnings from continuing operations	$182,424	$229,385	$234,627	$225,740	$872,176	$141,417	$200,205	$203,241	$211,043	$755,906

Adjusted diluted earnings per share:
Diluted earnings per share from continuing operations	$0.72	$1.35	$1.40	$1.15	$4.61	$0.70	$1.08	$1.05	$1.07	$3.89
Acquisition-related amortization, pre-tax [1]	0.24	0.24	0.23	0.23	0.94	0.24	0.25	0.23	0.24	0.96
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs, pre-tax [3]	0.03	0.04	0.03	0.12	0.22	0.03	0.04	0.16	0.25	0.48
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.01)	(0.03)	(0.06)	(0.01)	(0.01)	(0.03)	(0.05)	(0.10)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	0.16	0.16	—	—	—	—	—
Loss on extinguishment of debt, tax impact [2]	—	—	—	(0.04)	(0.04)	—	—	—	—	—
Loss on assets held for sale [5]	0.32	—	—	—	0.32	—	—	—	—	—
Tax Cuts and Jobs Act [6]	—	—	—	—	—	—	—	—	(0.02)	(0.02)
Adjusted diluted earnings per share from continuing operations	$1.24	$1.56	$1.60	$1.54	$5.93	$0.90	$1.30	$1.36	$1.43	$4.97

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges.
[4] Represents a loss on early extinguishment of €300,000 2.125% notes due 2020 and $450,000 4.30% notes due 2021.
[5] Represents a loss on assets held for sale of Finder. Under local law, no tax benefit is realized from the loss on the sale of a wholly-owned business.
[6] 2018 tax benefits related to additional Tax Cuts and Jobs Act regulatory guidance covered by SAB 118.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA

Engineered Products:
Segment earnings (EBIT)	$67,119	$77,129	$74,367	$73,233	$291,848	$59,363	$67,331	$64,570	$61,104	$252,368
Rightsizing and other costs	80	1,125	590	1,355	3,150	463	417	2,713	3,693	7,286
Adjusted EBIT - Segment	67,199	78,254	74,957	74,588	294,998	59,826	67,748	67,283	64,797	259,654
Adjusted EBIT %	16.0%	18.2%	17.6%	17.7%	17.4%	14.8%	16.3%	16.8%	15.7%	15.9%
Adjusted D&A [2]	10,359	9,855	10,095	10,126	40,435	11,443	11,286	10,528	11,230	44,487
Adjusted EBITDA - segment	$77,558	$88,109	$85,052	$84,714	$335,433	$71,269	$79,034	$77,811	$76,027	$304,141
Adjusted EBITDA %	18.5%	20.5%	19.9%	20.1%	19.8%	17.7%	19.0%	19.4%	18.4%	18.6%
Fueling Solutions:
Segment earnings (EBIT)	$37,230	$52,637	$68,069	$73,937	$231,873	$22,709	$35,342	$40,615	$53,589	$152,255
Rightsizing and other costs	752	1,768	811	1,554	4,885	1,112	1,623	5,922	6,675	15,332
Adjusted EBIT - Segment	37,982	54,405	68,880	75,491	236,758	23,821	36,965	46,537	60,264	167,587
Adjusted EBIT %	10.2%	13.9%	16.7%	17.0%	14.6%	7.5%	10.2%	12.7%	14.5%	11.4%
Adjusted D&A [2]	17,879	18,945	18,744	19,477	75,045	17,017	17,241	16,877	17,328	68,463
Adjusted EBITDA - segment	$55,861	$73,350	$87,624	$94,968	$311,803	$40,838	$54,206	$63,414	$77,592	$236,050
Adjusted EBITDA %	15.0%	18.8%	21.3%	21.4%	19.2%	12.8%	14.9%	17.3%	18.7%	16.1%
Imaging & Identification:
Segment earnings (EBIT)	$55,955	$54,641	$61,655	$57,233	$229,484	$42,703	$59,318	$44,144	$52,737	$198,902
Rightsizing and other costs	389	1,268	301	4,392	6,350	899	347	7,923	3,476	12,645
Adjusted EBIT - Segment	56,344	55,909	61,956	61,625	235,834	43,602	59,665	52,067	56,213	211,547
Adjusted EBIT %	21.0%	21.0%	22.5%	22.5%	21.7%	16.2%	20.8%	19.3%	19.8%	19.1%
Adjusted D&A [2]	7,336	7,317	7,286	7,892	29,831	7,797	7,916	7,675	7,392	30,780
Adjusted EBITDA - segment	$63,680	$63,226	$69,242	$69,517	$265,665	$51,399	$67,581	$59,742	$63,605	$242,327
Adjusted EBITDA %	23.7%	23.7%	25.2%	25.3%	24.5%	19.1%	23.6%	22.1%	22.4%	21.8%
Pumps & Process Solutions:
Segment earnings (EBIT)	$14,991	$76,278	$77,433	$71,379	$240,081	$44,639	$57,686	$60,592	$74,632	$237,549
Rightsizing and other costs	414	903	943	3,868	6,128	653	2,071	4,552	6,099	13,375
Loss on assets held for sale [1]	46,946	—	—	—	46,946	—	—	—	—	—
Adjusted EBIT - Segment	62,351	77,181	78,376	75,247	293,155	45,292	59,757	65,144	80,731	250,924
Adjusted EBIT %	18.9%	22.8%	23.0%	22.9%	21.9%	14.7%	18.1%	20.2%	21.8%	18.8%
Adjusted D&A [2]	17,548	16,199	16,018	17,004	66,769	17,431	17,741	18,078	17,823	71,073
Adjusted EBITDA - segment	$79,899	$93,380	$94,394	$92,251	$359,924	$62,723	$77,498	$83,222	$98,554	$321,997
Adjusted EBITDA %	24.2%	27.6%	27.7%	28.1%	26.9%	20.3%	23.5%	25.8%	26.6%	24.2%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$24,807	$44,375	$35,211	$14,439	$118,832	$29,182	$51,372	$42,434	$13,131	$136,119
Rightsizing and other costs	2,293	666	840	2,243	6,042	—	—	451	9,498	9,949
Adjusted EBIT - Segment	27,100	45,041	36,051	16,682	124,874	29,182	51,372	42,885	22,629	146,068
Adjusted EBIT %	8.1%	11.7%	9.7%	5.4%	8.9%	8.6%	12.8%	11.1%	6.9%	10.1%
Adjusted D&A [2]	13,011	12,777	13,047	12,525	51,360	13,579	13,524	13,533	13,541	54,177
Adjusted EBITDA - segment	$40,111	$57,818	$49,098	$29,207	$176,234	$42,761	$64,896	$56,418	$36,170	$200,245
Adjusted EBITDA %	12.0%	15.0%	13.3%	9.5%	12.6%	12.6%	16.2%	14.6%	11.1%	13.8%
Total Segments:
Segment earnings (EBIT) [3]	$200,102	$305,060	$316,735	$290,221	$1,112,118	$198,596	$271,049	$252,355	$255,193	$977,193
Rightsizing and other costs	3,928	5,730	3,485	13,412	26,555	3,127	4,458	21,561	29,441	58,587
Loss on assets held for sale [1]	46,946	—	—	—	46,946	—	—	—	—	—
Adjusted EBIT - Segment [4]	250,976	310,790	320,220	303,633	1,185,619	201,723	275,507	273,916	284,634	1,035,780
Adjusted EBIT % [4]	14.5%	17.2%	17.5%	17.1%	16.6%	12.3%	15.3%	15.7%	15.7%	14.8%
Adjusted D&A [2]	66,133	65,093	65,190	67,024	263,440	67,267	67,708	66,691	67,314	268,980
Adjusted EBITDA - segment [4]	$317,109	$375,883	$385,410	$370,657	$1,449,059	$268,990	$343,215	$340,607	$351,948	$1,304,760
Adjusted EBITDA % [4]	18.4%	20.7%	21.1%	20.9%	20.3%	16.4%	19.1%	19.5%	19.5%	18.7%

1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder Pompe S.r.l. ("Finder").
[2] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[4] Refer to Additional Information section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS & ADJUSTED GUIDANCE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Other Non-GAAP Reconciliations

Revenue Growth Factors

	2019
	Q1	Q2	Q3	Q4	Full Year
Organic
Engineered Products	6.1%	4.9%	7.4%	3.1%	5.4%
Fueling Solutions	20.0%	8.3%	10.7%	5.0%	10.5%
Imaging & Identification	5.5%	(3.1)%	4.6%	(1.8)%	1.2%
Pumps & Process Solutions	10.0%	6.7%	8.7%	(8.0)%	3.9%
Refrigeration & Food Equipment	0.7%	(2.8)%	(3.2)%	(5.6)%	(2.7)%
Total Organic	8.3%	2.9%	5.6%	(1.1)%	3.8%
Acquisitions	0.5%	0.8%	1.0%	0.9%	0.8%
Dispositions	(0.1)%	(0.5)%	(0.5)%	(0.6)%	(0.5)%
Currency translation	(3.4)%	(2.5)%	(1.6)%	(1.0)%	(2.0)%
Total*	5.3%	0.7%	4.5%	(1.8)%	2.1%
* Totals may be impacted by rounding.

2019
Full Year
Organic
United States	3.6%
Other Americas	1.2%
Europe	6.5%
Asia	2.4%
Other	2.3%
Total Organic	3.8%
Acquisitions	0.8%
Dispositions	(0.5)%
Currency translation	(2.0)%
Total*	2.1%
* Totals may be impacted by rounding.

Adjusted Guidance Reconciliation

	2019 Actual	2020 Guidance
Adjusted net earnings per share*:
Net earnings (GAAP)	$4.61	$ 5.48 - 5.68
Acquisition-related amortization, net	0.70	0.66
Rightsizing and other costs, net	0.16	0.06
Loss on extinguishment of debt	0.12	—
Loss on assets held for sale	0.32	—
Adjusted net earnings (Non-GAAP)	$5.93	$ 6.20 - 6.40
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
BOOKINGS

Engineered Products	$427,697	$397,420	$426,059	$457,145	$1,708,321	$480,513	$425,322	$403,098	$494,622	$1,803,555

Fueling Solutions	343,083	394,256	450,727	425,698	1,613,764	360,519	392,100	383,749	376,651	1,513,019

Imaging & Identification	267,762	264,175	284,527	276,451	1,092,915	270,653	294,248	258,883	282,519	1,106,303

Pumps & Process Solutions	369,801	375,905	329,642	318,482	1,393,830	342,991	345,278	340,287	358,319	1,386,875

Refrigeration & Food Equipment	376,998	384,365	323,422	361,970	1,446,755	372,701	428,816	331,979	341,221	1,474,717

Intra-segment eliminations	(725)	(490)	(528)	872	(871)	(680)	(25)	(597)	(617)	(1,919)

Total consolidated bookings	$1,784,616	$1,815,631	$1,813,849	$1,840,618	$7,254,714	$1,826,697	$1,885,739	$1,717,399	$1,852,715	$7,282,550

BACKLOG

Engineered Products	$451,335	$418,154	$416,025	$452,142		$380,846	$375,975	$370,948	$442,519

Fueling Solutions	185,847	186,202	223,081	205,842		229,234	246,087	251,212	208,574

Imaging & Identification	118,177	116,810	121,877	125,775		131,544	133,570	123,624	118,057

Pumps & Process Solutions	353,066	378,427	361,478	353,073		315,020	318,891	337,420	315,230

Refrigeration & Food Equipment	311,632	310,454	262,870	320,577		283,250	309,440	255,783	268,991

Intra-segment eliminations	(403)	(141)	(252)	(249)		(394)	(154)	(58)	(200)

Total consolidated backlog	$1,419,654	$1,409,906	$1,385,079	$1,457,160		$1,339,500	$1,383,809	$1,338,929	$1,353,171

Bookings Growth Factors

	2019
	Q1	Q2	Q3	Q4	Full Year
Organic
Engineered Products	(9.3)%	(4.9)%	6.9%	(6.8)%	(4.0)%
Fueling Solutions	(2.3)%	1.9%	16.5%	11.0%	6.9%
Imaging & Identification	4.5%	(6.4)%	13.0%	(0.3)%	2.3%
Pumps & Process Solutions	11.0%	12.8%	(0.8)%	(9.2)%	3.3%
Refrigeration & Food Equipment	2.8%	(9.2)%	(1.5)%	6.8%	(0.7)%
Total Organic	0.4%	(1.5)%	6.8%	(0.1)%	1.3%
Acquisitions	0.6%	0.6%	0.9%	0.9%	0.8%
Dispositions	(0.1)%	(0.5)%	(0.4)%	(0.3)%	(0.3)%
Currency translation	(3.2)%	(2.3)%	(1.7)%	(1.2)%	(2.1)%
Total*	(2.3)%	(3.7)%	5.6%	(0.7)%	(0.4)%
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2019
(Amounts in thousands except share data and where otherwise indicated)

Change in Segments

Effective October 1, 2019, the Company transitioned from a three-segment to a five-segment structure as a result of a change to its internal organization. This new structure will increase management efficiency and better align the Company’s operations with its strategic initiatives and capital allocation priorities across its businesses. All periods are presented under the new structure.

Acquisitions

The Company did not complete any acquisitions during the fourth quarter of 2019. For the full year 2019, the Company acquired three businesses in separate transactions for total consideration of $216.4 million, net of cash acquired and including contingent consideration. The businesses were acquired to complement and expand upon existing operations within the Fueling Solutions and Pumps & Process Solutions segments.

Discontinued and Disposed Businesses

The Company did not dispose of any businesses during the fourth quarter of 2019. For the full year 2019, the Company completed the sale of Finder, which generated total cash proceeds of $24.2 million. The Finder business was included in the results of the Pumps & Process Solutions segment. The sale does not represent a strategic shift that will have a major effect on operations and financial results and, therefore, did not qualify for presentation as a discontinued operation.

Rightsizing and Other Costs

During the year ended December 31, 2019, the Company executed several programs in order to further optimize operations. Rightsizing programs in 2019 included 1) broad-based selling, general and administrative expense reduction and 2) initiation of footprint consolidation actions. During the fourth quarter of 2019, the Company recorded rightsizing and other related costs of $17.9 million which is comprised of $14.8 million of restructuring costs and $3.1 million of other charges. During the full year 2019, the Company recorded rightsizing and other related costs of $32.2 million which is comprised of $26.8 million of restructuring costs and $5.3 million of other charges. These costs primarily relate to actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges. During the fourth quarter and full year 2019, rightsizing and other charges were broad based across all segments as well as corporate, with costs incurred by segment as follows:

($ in millions)	2019		2018
	Q4	FY	Q4	FY
Engineered Products	$1.4	$3.2	$3.7	$7.3
Fueling Solutions	1.6	4.9	6.7	15.3
Imaging & Identification	4.4	6.4	3.5	12.6
Pumps & Process Solutions	3.9	6.1	6.1	13.4
Refrigeration & Food Equipment	2.2	6.0	9.5	10.0
Corporate	4.5	5.6	8.0	14.2
Total*	$17.9	$32.2	$37.4	$72.8
* Totals may be impacted by rounding.

Tax Rate

The effective tax rate was 14.7% and 15.4% for the fourth quarters of 2019 and 2018, respectively. On a full year basis, the effective tax rate for 2019 and 2018 was 19.6% and 18.5%, respectively. The 2019 tax rate was primarily driven by the tax deduction for share-based awards and other favorable discrete items, partially offset by the exclusion of capital losses on a disposition of a business under local tax law. The 2018 tax rate was impacted by the tax deduction for share-based awards, the impact of SAB 118 from US Tax Reform, and other favorable discrete items.

ADDITIONAL INFORMATION (CONTINUED)
FOURTH QUARTER AND FULL YEAR 2019
(Amounts in thousands except share data and where otherwise indicated)

Share Repurchases

During the year ended December 31, 2019, the Company purchased approximately 1.3 million shares of its common stock for a total cost of $143.3 million, or $106.64 per share. As of December 31, 2019, 8,360,044 shares remain authorized for repurchase under the February 2018 share repurchase authorization.

Borrowings

On November 4, 2019, the Company issued €500 million of 0.750% euro-denominated notes due 2027 and $300 million of 2.950% notes due 2029. The proceeds from the sale of euro-denominated notes of €494.7 million, net of discounts and issuance costs, were used in part to redeem the €300 million 2.125% notes due 2020. The proceeds from the sale of notes of $296.9 million, net of discounts and issuance costs, and the remaining funds from the sale of the euro-denominated notes, were used to fund the redemption of the $450 million 4.30% notes due 2021. The remainder of the proceeds will be used for general corporate purposes. The early extinguishment of debt resulted in a pre-tax loss of $23.5 million.

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2019	December 31, 2018
Commercial paper	84,700	220,318
Notes payable	84,700	220,318
Long-term debt	2,985,716	2,943,660
Total debt	3,070,416	3,163,978
Less: Cash and cash equivalents	(397,253)	(396,221)
Net debt	2,673,163	2,767,757
Add: Stockholders' equity	3,032,660	2,768,666
Net capitalization	$5,705,823	$5,536,423
Net debt to net capitalization	46.8%	50.0%

Quarterly Cash Flow

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
Net Cash Flows Provided By (Used In):
Operating activities	$24,524	$208,709	$350,865	$361,208	$945,306	$15,535	$159,205	$243,944	$370,509	$789,193
Investing activities	(217,690)	(69,755)	(48,612)	(48,198)	(384,255)	(122,597)	(51,606)	(35,922)	(35,355)	(245,480)
Financing activities	36,067	(60,596)	(277,901)	(255,612)	(558,042)	(289,103)	(227,734)	(232,476)	(148,525)	(897,838)

Quarterly Free Cash Flow (Non-GAAP)

	2019					2018
	Q1	Q2	Q3	Q4	FY 2019	Q1	Q2	Q3	Q4	FY 2018
Cash flow from operating activities	$24,524	$208,709	$350,865	$361,208	$945,306	$15,535	$159,205	$243,944	$370,509	$789,193
Less: Capital expenditures	(37,122)	(53,970)	(46,184)	(49,528)	(186,804)	(44,678)	(51,686)	(38,192)	(36,438)	(170,994)
Free cash flow *	$(12,598)	$154,739	$304,681	$311,680	$758,502	$(29,143)	$107,519	$205,752	$334,071	$618,199

Free cash flow as a percentage of revenue	(0.7)%	8.5%	16.7%	17.6%	10.6%	(1.8)%	6.0%	11.8%	18.5%	8.8%
Free cash flow as a percentage of earnings from continuing operations	(11.9)%	78.1%	147.9%	185.4%	111.9%	(26.6)%	64.6%	130.8%	211.5%	104.6%
* FY 2019 and 2018 free cash flow includes cash payments related to restructuring initiatives of $33.3 million and $52.0 million, respectively. Q4 2019 and 2018 free cash flow includes cash payments related to restructuring initiatives of $7.4 million and $13.4 million, respectively.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, net debt, net capitalization, net debt to net capitalization ratios, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings per share from continuing operations, debt or equity, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of acquisition-related amortization, rightsizing and other costs, loss on extinguishment of debt, loss on assets held for sale, and the Tax Cuts and Jobs Act. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations represents adjusted earnings from continuing operations divided by average diluted shares.

Total segment earnings (EBIT) is defined as earnings from continuing operations before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as earnings from continuing operations before income taxes, net interest expense, corporate expenses, rightsizing and other costs and a 2019 loss on assets held for sale. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio equals net debt divided by net capitalization. Management believes the net debt to net capitalization ratio is useful to assess our overall financial leverage and capacity.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of earnings from continuing operations equals free cash flow divided by earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.